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                                    EX. 99.1

            PRESS RELEASE ISSUED BY COVAD COMMUNICATIONS GROUP, INC.
                              DATED JANUARY 5, 2004

MEDIA CONTACTS                              INVESTOR RELATIONS
Covad Communications                        Covad Communications
Pavel Radda                                 Susan Crawford
408-952-7425                                408-434-2130
pradda@covad.com                            investorrelations@covad.com


                           COVAD ANNOUNCES 36% ANNUAL
                          SUBSCRIBER LINE COUNT GROWTH

                     MANAGEMENT CONFIRMS FOURTH QUARTER 2003
                               FINANCIAL GUIDANCE

SAN JOSE, CALIF. (JANUARY 5, 2004) - Covad Communications (OTCBB: COVD) announced today that it ended 2003 with over 517,000 subscriber lines in service, representing 36 percent growth since December 31, 2002. Covad expects to meet or exceed the financial guidance provided for the fourth quarter of 2003, including:

      -     Broadband subscription billings in the range of $84-88 million;

      -     Revenue in the range of $101-105 million;

      - Earnings before interest, taxes, depreciation and amortization (EBITDA) in the range of negative $2 million to positive $2 million;

      -     Net loss in the range of $18-23 million; and

      -     Net cash usage in range of $20-25 million.

Please refer to the attached table for additional information, including a reconciliation of the non-GAAP financial performance measures to the most comparable GAAP measures.

Net line count additions for the fourth quarter of 2003 were 26,000. Line-splitting, which Covad launched in the second half of 2003, made a quick contribution to growth by providing 29% of Covad's Q4 2003 net adds. Line-split lines are shared with a competitive voice service provider with Covad providing the DSL service. The company's ability to meet its fourth quarter of 2003 line count guidance was greatly affected by reduced pricing
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in the marketplace that resulted in lower than expected orders for stand-alone data services using line sharing, and higher churn rates.

"While we expect to meet all financial guidance for the fourth quarter of 2003, we had lower than expected line count growth in both our wholesale and direct business units due to aggressive pricing strategies in the industry," said Charles Hoffman, Covad president and chief executive officer. "We are actively engaged with our competitive voice carrier partners to provide a voice and data bundled service that we believe should result in less price sensitivity and churn. In addition, we are working with our partners to reduce customer disconnects in the first 60 days of service and we have already begun to see the benefit of this program."

Hoffman added, "It is important to note that we continue to run our business with the financial discipline necessary to achieve our goal of EBITDA profitability."

Covad plans to announce 2003 year-end results in late February of 2004.

ABOUT COVAD

Covad is a leading national broadband service provider of high-speed Internet and network access utilizing Digital Subscriber Line (DSL) technology. It offers DSL, T1, managed security, hosting, IP, dial-up services and bundled voice and data services directly through Covad's network and through Internet Service Providers, value-added resellers, telecommunications carriers and affinity groups to small and medium-sized businesses and home users. Covad operates the largest national DSL network with services currently available in 96 of the top Metropolitan Statistical Areas (MSAs). Covad's network currently covers more than 45 million homes and business and reaches approximately 45 percent of all US homes and businesses. Corporate headquarters is located at 110 Rio Robles San Jose, CA 95134. Telephone: 1-888-GO-COVAD. Web Site: www.covad.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

The statements contained in this press release that are not historical facts are "forward-looking statements," including expectations regarding expanded services and the statements made by the president and chief executive officer and the assumptions underlying such statements. Actual events or results may differ materially as a result of risks facing Covad or actual results differing from the assumptions underlying such statements. Such risks and assumptions include, but are not limited to, future FCC rulemaking, Covad's ability to continue as a going concern, to continue to service and support its customers, to successfully market its services to
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current and new customers, to manage the consolidation of sales to a fewer number of wholesale customers, to successfully migrate end users, Covad's ability to generate customer demand, to achieve acceptable pricing, to respond to competition, to develop and maintain strategic relationships, to manage growth, to receive timely payment from customers, to access regions and negotiate suitable interconnection agreements, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as regulatory, legislative, and judicial developments and the absence of an adverse result in litigation against Covad. Covad disclaims any obligation to update any forward-looking statement contained in this press release. All forward-looking statements are expressly qualified in their entirety by the "Risk Factors" and other cautionary statements included in Covad's SEC Annual Report on Form 10-K for the year ended December 31, 2002 and the 10-Q for the quarter ended September 30, 2003, along with Current Reports on Form 8-K filed from time to time with the SEC.
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                        COVAD COMMUNICATIONS GROUP, INC.
                             SELECTED FINANCIAL DATA
                                 (IN THOUSANDS)

THREE MONTHS ENDING DECEMBER 31, 2003 - BUSINESS OUTLOOK

EBITDA CALCULATION (NOTE 1)                                                      THREE MONTHS ENDING
                                                                                     DEC 31, 2003
                                                                                     ------------
                                                                              PROJECTED RANGE OF RESULTS
                                                                              --------------------------
       Net Loss                                                                $(23,000)  to   $(18,000)
       Plus:   Other (income) expense, net                                        1,000   to        500
           Depreciation and amortization of property and equipment               16,500   to     16,000
           Amortization of collocation fees and other intangible assets           3,500   to      3,500
                                                                               --------        --------
        EBITDA (Note 1)                                                        $ (2,000)  to   $  2,000
                                                                               ========        ========

CONSOLIDATED REVENUE DATA                                                         THREE MONTHS ENDING
                                                                                       DEC 31, 2003
                                                                                       ------------
                                                                               PROJECTED RANGE OF RESULTS
                                                                               --------------------------
       Broadband subscription billings (Note 2)                                 $ 84,000   to   $ 88,000
       High-capacity circuit billings                                              4,500   to      5,500
       Dial-up billings                                                            1,200   to      1,400
                                                                                --------        --------
        Total Billings, net                                                     $ 89,700   to   $ 94,900
       Financially distressed partners (Note 3):                                    (100)  to     (1,500)
       Customer rebates and incentives not subject to deferral (Note 4)           (1,500)  to     (3,000)
       Other revenues, net (Note 5)                                               12,900   to     14,600
                                                                                --------        --------
           Revenues, net                                                        $101,000   to   $105,000
                                                                                --------        --------

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NOTES TO UNAUDITED SELECTED FINANCIAL DATA

1. Management believes that Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), defined as net loss prior to (i) depreciation and amortization of property and equipment, (ii) amortization of intangible assets and (iii) other income (expense), net, is a useful measure because it provides additional information about the Company's ability to meet future capital expenditures and working capital requirements and fund continued growth. Management also uses EBITDA to evaluate the performance of its business segments and as a factor in its employee bonus program. EBITDA may be defined differently by other companies and should not be used as an alternative to our operating and other financial information as determined under accounting principles generally accepted in the United States. EBITDA is not a prescribed term under accounting principles generally accepted in the United States, does not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. EBITDA generally excludes the effect of capital costs.

2. Broadband subscription billings is defined as customer bills issued within the period for services provided during such period (or to be provided in future periods). Broadband subscription billings exclude charges for Federal Universal Service Fund ("FUSF") assessments, dial-up services, and high- capacity circuits. Broadband subscription billings include bills issued to customers that are classified as financially distressed and whose revenue is only recognized if cash is received (refer to Note 4 below for a more detailed discussion on accounting for financially distressed partners). Management believes broadband subscription billings is a useful measure for investors as it represents a key indicator of the growth of the Company's core business. Management uses broadband subscription billings to evaluate the performance of its business segments.

3. When the Company determines that (i) the collectibility of a bill issued to a customer is not reasonably assured or (ii) its ability to retain some or all of the payments received from a customer that has filed for bankruptcy protection is not reasonably assured, the customer is classified as "financially distressed" for revenue recognition purposes. A bill issued to a financially distressed customer is recognized as revenue when services are rendered and cash for those services is received, assuming all other criteria for revenue recognition have been met, and only after the collection of all previous outstanding accounts receivable balances. Consequently, significant timing differences may occur from the time a bill is issued, the time the services are provided and the time that cash is received and revenue is recognized.

4. Customer rebates and incentives not subject to deferral consist of amounts paid or accrued under marketing, promotion and rebate incentive programs with certain customers. Rebates and incentives paid or accrued under these programs are not accompanied by any up-front charges billed to customers. Therefore, these charges are accounted for as reductions of revenue as incurred.

5. Other revenues consist primarily of revenue recognized from amortization of prior period SAB 101 deferrals (refer to Note 6 below for a discussion of SAB 101), FUSF and dial-up charges billed to our customers and other revenues not subject to SAB 101 deferral because they do not relate to an on-going customer relationship or performance of future services.

6. In the fourth quarter of 2000, retroactive to January 1, 2000, the Company adopted an accounting policy to account for up-front fees associated with service activation and the related incremental direct costs in accordance with SAB 101.The Company recognizes up-front fees associated with service activation, net of any amounts concurrently paid or accrued under certain marketing, promotion and rebate incentive programs, over the expected term of the customer relationship, which is presently estimated to be 24 months, using the straight-line method. The Company also treats the incremental direct costs of service activation (which consist principally of customer premises equipment, service activation fees paid to other telecommunications companies and sales commissions) as deferred charges in amounts that are no greater than the up-front fees that are deferred, and such deferred incremental direct costs are amortized to expense using the straight-line method over 24 months.